Exhibit 10.2

NOTE ASSIGNMENT AND CANCELLATION AGREEMENT

This NOTE ASSIGNMENT AND CANCELLATION AGREEMENT (this “Agreement”) is made and entered into as of December 24, 2024 (the “Effective Date”) by and among WALKER WATER, LLC, a Delaware limited liability company (the “Transferor”), CLEANCORE SOLUTIONS, INC., a Nevada corporation (the “Company”), GARY HOLLST (“Hollst”), and GARY ROHWER (“Rohwer”). The Transferor, Company, Hollst, and Rohwer are sometimes referred to herein individually as a “Party” or collectively, as the “Parties.”

Recitals:

A. On October 17, 2022, the Company issued to BURLINGTON CAPITAL LLC, a Delaware limited liability company (“Burlington”), a promissory note (the “Burlington Note,” as subsequently amended and extended).

B. On May 31, 2024, Burlington assigned $633,840.00, representing both the principal amount of the Burlington Note plus accrued interest thereon from the date of original issuance of the Burlington Note, to the Transferor under the Allonge, Assignment, and Agreement, dated May 31, 2024, and the Company and Transferor entered into a new promissory note with the same date to effectuate that assignment (the “Walker Water Note”).

C. The Transferor is agreeable to assign one-half of its right, title and interests in and to the Walker Water Note, in the amount of $316,920.00, to Hollst (the “Hollst Assigned Portion”) and one-half of its right, title and interest in and to the Walker Water Note, in the amount of $316,920.00, to Rohwer (the “Rohwer Assigned Portion,” and together with the Hollst Assigned Portion, the “Assigned Portion”); each of Hollst and Rohwer are agreeable to accept the assignment of his respective Assigned Portion as provided in this Agreement; and the Company consents to the assignment of the Walker Water Note to Hollst and Rohwer, respectively, on the terms set forth herein.

F. Hollst and Rohwer are further agreeable to termination and cancellation of the Walter Water Note in exchange for the Company’s execution and delivery of the New Notes (defined below) will be issued for each the Assigned Portion.

Agreed Terms:

NOW, THEREFORE, in consideration of the mutual promises herein contained and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto, hereby agree as follows:

1.	Assignment.

(a) The Transferor hereby assigns, transfers, conveys and delivers unto Hollst the Hollst Assigned Portion and Hollst herby acquires the Hollst Assigned Portion from the Transferor.

(b) The Transferor hereby assigns, transfers, conveys and delivers unto Rohwer the Rohwer Assigned Portion and Rohwer herby acquires the Rohwer Assigned Portion from the Transferor.

2.	Cancellation of the Walker Water Note. Subject to and in exchange for the consideration set forth herein, the Walker Water Note is hereby cancelled as of the date hereof without any further action by the Company, the Transferor, Hollst or Rohwer, is no longer issued and outstanding, and is of no further force and effect. Upon the issuance of the New Notes, as set forth in Section 2 hereinbelow, neither the Company, the Transferor, Hollst or Rohwer will have any rights or obligations under the Walker Water Note, and each of the Company, the Transferor, Hollst and Rohwer shall be forever released and discharged in all respects from all liabilities and obligations under or with respect to the Walker Water Note.

3.	Consideration. In consideration for the cancellation of the Walter Water Note as set forth in Section 1 hereinabove, Company shall:

a.	Pay to Hollst the sum of $316,920.00 (the “Hollst Consideration”), which payment shall be made by Company’s execution and delivery of a promissory note of even date hereof, in the amount of the Hollst Consideration and in substantially the form attached hereto as Exhibit 1 (the “Hollst Note”), which Hollst Note shall have a maturity date of May 31, 2025.

b.	Pay to Rohwer the sum of $332,633.95 (the “Rohwer Consideration”), which payment shall be made by Company’s execution and delivery of a promissory note of even date hereof, in the amount of the Rohwer Consideration and in substantially the form attached hereto as Exhibit 2 (the “Rohwer Note” and, with the Hollst Note, the “New Notes”), which Rohwer Note shall have a maturity date of December 31, 2024. (For the purposes of clarity, the principal amount of Rohwer’s Note is $332,633.95, not $316,920.00, because the principal amount of the Rohwer Note includes $15,713.95 in interest accrued on the $316,920.00 principal amount from May 31, 2024 to December 31, 2024 that the Company has agreed to pay Rohwer by way of this Agreement.)

4.	Consent to Assignment. As indicated by its signature to this Agreement, the Company consents to the assignment of the Walker Water Note as provided for herein.

5.	Representations and Warranties.

(a) By Transferor: Transferor represents and warrants that it has made no prior assignment, transfer, conveyance, or other disposition of the Walker Water Note or any portion of it.

(b) By Each Party: Each Party represents and warrants that (i) none of the other Parties nor any agent or attorney of any other Parties has made any representation, promise, or warranty whatsoever, express or implied, written or oral, not contained in this Agreement or the New Notes concerning the subject matter of this Agreement or the New Notes to induce such Party to execute this Agreement or the New Notes; and (ii) such Party has not executed this Agreement or the New Notes in reliance on any representation, promise, or warranty not contained herein or in the New Notes.

6.	Miscellaneous. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns. This Agreement and the New Notes constitute the entire agreement among the Parties regarding the subject matter of this Agreement and the New Notes and supersede any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter of this Agreement or the New Notes. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Scanned, facsimile or electronic signatures shall be deemed originals for all purposes. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties hereto. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in courts of the State of Delaware having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

WALKER WATER, LLC		GARY HOLLST

By:	/s/ Gary Rohwer	Signed:	/s/ Gary Hollst
Name:	Gary Rohwer	Date signed:	12/24/24
Title:	President
Date signed:	12/24/2024

CLEANCORE SOLUTIONS, INC.		GARY ROHWER

By:	/s/ Clayton Adams	Signed:	/s/ Gary Rohwer
Name:	Clayton Adams	Date signed:	12/24/24
Title:	Chief Executive Officer
Date signed:	12/26/24